7th June 2010

PACIFIC GREEN GROUP LIMITED

ENVIRORESOLUTIONS, INC.

REPRESENTATION AGREEMENT

THIS AGREEMENT is made the 7th day of June 2010

BETWEEN

(A) **PACIFIC GREEN GROUP LIMITED,** a company incorporated in the British Virgin Islands and having its registered office at Bison Court, Road Town, Tortola, British Virgin Islands ("PGG"); and

(B) **ENVIRO RESOLUTIONS,INC.,** a company incorporated in Delaware, USA and having its registered office at #101 – 4338 Main Street, Vancouver, BC ("ENVI").

WHEREAS

(1) ENVI has developed a wet scrubbing device which is known and marketed as 'ENVI-Clean™ Scrubber. This device is removes particulate matter and various noxious gases from emission streams.

(2) PGG has appointed numerous agents in the Biomass, Coal and Diesel emissions industry, these agents have international expertise with relevant contacts in each sector.

(3) ENVI wishes to appoint PGG as its exclusive sales agent worldwide to represent all its emission technologies both existing and future.

NOW IT IS HEREBY AGREED as follows

1. DEFINITIONS

Unless the context requires otherwise, in this Agreement the following terms shall have the following meanings:

Agreement	shall mean this agreement;
ENVI Group	shall mean ENVI, any holding company from time to time of ENVI and any subsidiary from time to time of ENVI or such holding company.
Parties	shall mean ENVI and PGG; and "**Party**" shall be construed accordingly;
ENVI-Clean™	is the wet scrubbing technology developed by EnviroResolutions, Inc. for the purposes of removing particulate matter and various noxious gases from emission streams. At present this technology is U.S. Provisional Patent Applied for under number 61/220,352.

Geography shall mean worldwide.

Term the period of this Agreement specified in clause 8 of this Agreement.

2. APPOINTMENT

2.1 ENVI hereby appoints PGG as its exclusive representative worldwide agent for the purpose of selling on behalf of ENVI in relation to all its technologies both current and future on and subject to the terms and conditions of this Agreement.

3. ENVI'S OBLIGATIONS

3.1 ENVI hereby represents, warrants and undertakes to PGG that:

(a) ENVI hereby agrees to supply PGG, free of charge, with reasonable supplies of standard marketing materials, access to ENVI personnel, written proposals, graphics, price quotes and model contracts in a timely manner at the request of PGG;

(b) it has, and will continue to have during the Term, full right, title and authority to enter into this Agreement and to perform its obligations hereunder.

4. PGG's OBLIGATIONS

(a) it shall exercise the rights granted to it strictly in accordance with the provisions of this Agreement and, for the avoidance of doubt, PGG acknowledges and agrees that all Commercial Rights are the property of ENVI;

(b) it shall provide regular written status reports to ENVI on its sales progress when reasonably requested to do so by ENVI and in any event at maximum intervals of 30 days;

(c) it shall employ sales and other materials supplied by ENVI exclusively on behalf of ENVI without modification, deletion, or other alteration, and to observe any and all copyrights in such materials;

(d) it shall forthwith upon expiry of the Term or earlier termination of this Agreement when directed to do so by ENVI cease all activities which relate to the Commercial Rights and assign all trade marks, copyrights or other intellectual property rights in relation to any materials produced in relation to the exploitation of the Commercial Rights during the Term to ENVI.

6. COMMISSION STRUCTURE

6.1 In respect of all sales of ENVI technologies during the term, PGG shall be paid a commission of 20 (twenty) per cent of the sale value net of any sales tax. All such commissions will be payable to PGG by ENVI within 7 (seven) days of receipt by ENVI of the payment in full or in part by the customer.

6.2 PGG shall be responsible for any expenses, payments and commissions paid to sub-agents unless expressly agreed by ENVI in writing.

6.2 PGG shall meet his own expenses for travel, accommodation and entertainment whether or not incurred directly or indirectly in connection with this Agreement.

7. SUB-AGENCY

PGG shall have the right to employ third parties in its selling efforts, but will be fully responsible for ensuring that any such parties uphold the terms of this Agreement. PGG will be wholly responsible for any commissions payable to such parties in the event of their success in securing sales agreements for ENVI.

8. TERM AND TERMINATION

8.1 The term of this Agreement shall commence on the date hereof and shall continue for ten years with out the right to terminate with out mutual agreement by both parties.

8.4 Termination of this Agreement by either Party shall be without prejudice to any rights that might have accrued as at the date of such termination.

9. NOTICES

9.1 The Parties agree that all notices under this Agreement shall, unless agreed otherwise in writing, be served on the other Party at the address set out at the beginning of this Agreement and marked for the attention of Scott Poulter as regards PGG and for Ken McClelland as regards ENVI.

9.2 All notices shall be in writing and shall be delivered personally, or by facsimile, by first class pre-paid post or by registered mail and shall be deemed to be properly given or served:

(a) two working days after being sent to the intended recipient by pre-paid post addressed as aforesaid; or

(b) if sent by facsimile, on the date of transmission, or, if not a working day, the first working day thereafter provided that a confirming copy is sent by first class pre-paid post to the address as aforesaid within 24 hours of transmission.

10. GENERAL PROVISIONS

10.1 **Assignment** – ENVI agrees that the benefit of this Agreement may be assigned (in whole or in part) by PGG without the consent of ENVI to, and may be enforced by, any member of the PGG Group. Save as provided herein, neither Party shall nor

shall it purport to assign, transfer, charge or otherwise deal with all or any of its rights under this Agreement nor grant, declare, create or dispose of any right or interest in it without the prior written consent of the other Party.

10.2 **Entire Agreement** – This Agreement constitutes the entire agreement between the parties and supersedes and replaces all previous verbal and/or written agreements, representations and/or understandings of any kind between the Parties relating to the subject matter of this Agreement. Nothing in this clause 10.2 operates to limit or exclude any liability for, or remedy in respect of, fraud.

10.3 **Force Majeure** – With the exception of the obligation to make any payment, neither Party shall be responsible for any delay in performing or inability to perform any obligation, or the consequences thereof, under this Agreement if such delay is due to a cause beyond that party's reasonable control.

10.4 **Governing Law & Jurisdiction** – This Agreement shall be governed by and construed in accordance with the laws of British Columbia, Canada and the Parties hereby submit to the exclusive jurisdiction of the British Columbian courts.

10.5 **Confidentiality** – The Parties agree to keep the commercial aspects of this Agreement entirely confidential at all times. No announcement shall be made by any of the Parties in relation to this Agreement without the prior written consent of the other and neither Party shall without the prior written consent of the other (save as required by law) disclose to any third party any commercial aspect of or information concerning the terms or subject matter of this Agreement.

10.6 **Counterparts** – This Agreement may be executed in one or more counterparts and all such counterparts when read together will constitute one and the same document. Delivery of an executed counterpart of this Agreement by facsimile transmission shall be as effective as delivery of an originally executed counterpart hereof.

10.7 **Severability** – Should any provision of this Agreement for any reason be deemed invalid or unenforceable, such provision shall be severed or amended in such a manner as to render the remainder of this Agreement valid, enforceable and in full force and effect, unless the entire commercial object of this Agreement is thereby frustrated.

10.8 **Waiver** – The granting by any Party of any time or indulgence in respect of any breach of any term of this Agreement by the other shall not be deemed a waiver of such breach or an affirmation of this Agreement and the waiver by any Party of any breach of any condition or term of this Agreement by the other shall not prevent the subsequent enforcement of that condition or term and shall not be deemed a waiver of any such breach.

IN WITNESS WHEREOF thereof the Parties hereto have executed this Agreement the day and year first above written.

Signed by)
Scott Poulter (Director))
a duly authorised representative of)
PACIFIC GREEN GROUP LIMITED)

Signed by)
Ken McClelland (President and CEO))
a duly authorised representative of)
ENVIRORESOLUTIONS, INC.